EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Chemical and Talmer, after giving effect to the merger, using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Talmer will be recorded by Chemical at their respective fair values as of August 31, 2016, the date that the merger was completed. The pro forma condensed combined balance sheet gives effect to the merger as if the transaction had occurred on June 30, 2016. The pro forma combined income statement for the six months ended June 30, 2016 gives effect to the merger as if the transaction had become effective on January 1, 2016.

The pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor the impact of possible business model changes. The pro forma condensed combined financial information, while helpful in illustrating the financial characteristics of the combined organization under one set of assumptions, does not reflect the potential effects of changes in market conditions on revenues, expense efficiencies, and asset dispositions, among other factors, nor does it include the funding cost or lost opportunity cost related to the cash consideration paid to Talmer shareholders and, accordingly, does not attempt to predict or suggest future results. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

The pro forma condensed combined income statement does not include estimated merger and integration costs expected to be incurred in conjunction with the merger. See Note 4 accompanying the pro forma condensed combined financial statements for additional information regarding merger and integration costs.

Chemical Financial Corporation and Talmer Bancorp, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2016

	Chemical Historical	Talmer Historical	Pro Forma Adjustments		Pro Forma Chemical and Talmer
	(Amounts in thousands, except per share data)
Assets
Cash and cash equivalents	$232,960	$460,234	$(99,708)	(1)	$593,486
Investment securities	1,011,380	920,432	-		1,931,812
Loans held-for-sale	13,990	38,770	-		52,760
Total loans	7,647,269	5,048,114	(41,586)	(2)	12,653,797
Allowance for loan losses	(71,506)	(51,586)	51,586	(3)	(71,506)
Net loans	7,575,763	4,996,528	10,000		12,582,291
Premises and equipment, net	102,709	41,070	-		143,779
Goodwill	286,867	3,524	823,964	(4)	1,114,355
Other intangible assets	34,270	59,289	44,007	(5)	137,566
Interest receivable and other assets	256,233	392,875	(797)	(6)	648,311
Total Assets	$9,514,172	$6,912,722	$777,466		$17,204,360

Liabilities and Shareholders' Equity
Deposits	$7,464,646	$5,267,208	$(1,045)	(7)	$12,730,809
Interest payable and other liabilities	71,417	53,923	-		125,340
Short-term borrowings	556,213	525,960	-		1,082,173
Other borrowings	371,597	296,656	55,189	(8)	723,442
Total liabilities	8,463,873	6,143,747	54,144		14,661,764
Shareholders' equity:
Preferred stock, no par value	-	-	-		-
Common stock, $1 par value per share	38,267	67,195	(35,445)	(9)	70,017
Additional paid-in capital	727,145	316,616	1,165,101	(10)	2,208,862
Retained earnings	310,585	373,762	(394,932)	(11)	289,415
Accumulated other comprehensive income (loss)	(25,698)	11,402	(11,402)	(12)	(25,698)
Total shareholders' equity	1,050,299	768,975	723,322		2,542,596
Total Liabilities and Shareholders' Equity	$9,514,172	$6,912,722	$777,466		$17,204,360

Book value per share	$27.45	$11.44			$36.31
Tangible book value per share	$19.68	$11.22			$19.46

See accompanying notes to unaudited pro forma condensed combined financial statements.

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Chemical Financial Corporation and Talmer Bancorp, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Six Months Ended June 30, 2016

	Chemical Historical	Talmer Historical	Pro Forma Adjustments		Pro Forma Chemical & Talmer
	(Amounts in thousands, except per share data)

Interest income	$162,401	$126,931	$(7,710)	(13)	$281,622
Interest expense	10,576	13,439	933	(14)	24,948
Net interest income	151,825	113,492	(8,643)		256,674
Provision for loan losses	4,500	2,097	-		6,597
Noninterest income	40,316	30,864	-		71,180
Operating expenses	117,972	94,199	2,955	(15)	215,126
Net income before income taxes	69,669	48,060	(11,598)		106,131
Income tax	20,700	6,752	(4,059)	(16)	23,393
Net income	$48,969	$41,308	$(7,539)		$82,738

Net income per share
Basic	$1.28	$0.62			$1.18
Diluted	$1.27	$0.58			$1.16

Dividends per share	$0.52	$0.10			$0.52

Average shares outstanding:
Basic	38,228	65,824	(34,074)	(17)	69,978
Diluted	38,560	69,889	(37,065)	(17)	71,384

See accompanying notes to unaudited pro forma condensed combined financial statements.

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Note 1—Basis of Presentation

The pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving Chemical and Talmer under the acquisition method of accounting with Chemical treated as the acquirer. The pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of Talmer, as of August 31, 2016, the effective date of the merger, will be recorded by Chemical at their respective fair values and the excess of the merger consideration over the fair value of Talmer’s net assets will be allocated to goodwill.

The merger, which was completed on August 31, 2016, provided for Talmer common shareholders to receive 0.4725 shares of Chemical common stock and $1.61 in cash for each share of Talmer common stock they hold immediately prior to the merger. Based on the closing trading price of shares of Chemical common stock on the NASDAQ Stock Market on August 31, 2016, the value of the merger consideration of Talmer common stock was $23.45 per share.

The pro forma allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded. Adjustments will include, but not be limited to, changes in (i) Talmer’s balance sheet and operating results through August 31, 2016, the effective time of the merger; (ii)  total merger-related expenses from amounts included herein; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of both Chemical and Talmer are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Preliminary Purchase Price Allocation

The pro forma adjustments include the estimated purchase accounting entries to record the merger transaction. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

Core deposit intangible assets of $55.6 million are included in the pro forma adjustments separate from goodwill and amortized on an accelerated method over 10 years. Goodwill totaling $827 million is included in the pro forma adjustments and is not subject to amortization.

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The preliminary purchase price allocation is as follows:

Pro Forma Purchase Price
(In thousands, except per share amounts)

Equity consideration:
Talmer shares outstanding as of June 30, 2016	67,195
Exchange ratio	0.4725
Chemical shares issued	31,750
Chemical share price (as of August 31, 2016)	$46.23
Equity portion of purchase price		$1,467,803

Cash consideration:
Talmer shares outstanding	67,195
Cash consideration (per Talmer share)	$1.61
Cash portion of purchase price		108,184

Option consideration (B):
Cash	25,604
Equity	45,664
Stock option portion of purchase price		71,268

Total consideration to be paid (transaction value)		$1,647,255

Talmer Net Assets at Fair Value
Assets acquired:
Cash and cash equivalents	$460,234
Investment securities	920,432
Loans held-for-sale	38,770
Net loans	5,006,528
Premises and equipment, net	41,070
Other intangible assets	103,296
Interest receivable and other assets	384,828
Total assets acquired	6,955,158
Liabilities assumed:
Deposits	5,266,163
Interest payable and other liabilities	53,923
Short-term borrowings	525,960
Other borrowings	289,345
Total liabilities assumed	6,135,391
Net assets acquired	819,767
Preliminary pro forma goodwill	$827,488

(B)	The fair value of option consideration is based on the excess of the transaction value per share as of August 31, 2016 of $23.45 over the weighted average strike price of Talmer’s stock options outstanding as of that date. Further, approximately 25% of Talmer’s stock options were cashed out in connection with completion of the merger, with the remaining 75% converted into options to purchase shares of Chemical common stock in accordance with the merger agreement.

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Note 3—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the pro forma condensed combined financial information. All taxable adjustments were calculated using a 35.0% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

(1)	Adjustments to cash reflect the estimated cash component of the merger consideration of $108.26 million, based on 67,194,703 shares of Talmer Class A common stock outstanding as of June 30, 2016, cash consideration of $25.6 million based on 25% of Talmer’s stock options being cashed out in connection with completion of the merger, contractually obligated pre-tax merger costs of $28.4 million and reflects $62.5 million of borrowed funds to facilitate the merger.

(2)	Adjustment to Talmer’s loans, net of unrecognized costs, to reflect the estimated fair value of the loan portfolio based on estimates of expected cash flows, which includes credit loss expectations and current interest rates.

(3)	Elimination of Talmer’s existing allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.

(4)	Adjustments to goodwill to eliminate Talmer goodwill of $3.5 million at the merger date and record estimated goodwill associated with the merger of $827 million.

(5)	Adjustments to other intangible assets to eliminate Talmer’s core deposit intangible assets of $11.62 million and record estimated core deposit intangible assets associated with the merger of $55.6 million, based on a value of 1.75% of Talmer’s non-time customer deposits. Core deposit intangible assets recorded as a result of the merger are expected to be amortized on an accelerated basis over a period of 10 years.

(6)	Adjustment to deferred tax liabilities to reflect the effects of the acquisition accounting adjustments of $21.8 million and adjustments to deferred tax assets to recognize the tax benefit of the merger consideration related to nonqualified stock options and the tax benefit of contractually obligated merger costs of $13.8 million and $7.3 million, respectively.

(7)	Adjustment to reflect the estimated fair value of Talmer’s time deposits.

(8)	Adjustment to reflect the estimated fair value of Talmer’s long-term debt included in other borrowings and to reflect $62.5 million of borrowed funds to facilitate the merger.

(9)	Adjustment to eliminate Talmer common stock of $67.2 million and record the issuance of 31,749,497 shares of Chemical common stock at $1 par value (recorded value of $31.7 million) based on 67,194,703 shares of Talmer Class A common stock outstanding at June 30, 2016 multiplied by the merger exchange ratio of 0.4725 shares.

(10)	Adjustment to eliminate Talmer additional paid-in capital of $316.6 million, record the issuance of Chemical common stock in excess of par value of $1.436 billion and record the fair value of stock option consideration attributable to Talmer stock options converted to options to purchase shares of Chemical common stock of $45.7 million. The fair value of converted stock options was determined based on the excess of the transaction value per share as of August 31, 2016 of $23.45 over the weighted average strike price of Talmer’s stock options outstanding as of that date.

(11)	Adjustment to eliminate retained earnings of Talmer and recognize contractually obligated after-tax merger costs of $21.2 million.

(12)	Adjustment to eliminate accumulated other comprehensive income of Talmer.

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(13)	Net adjustment to interest income to recognize estimated discount loan accretion attributable to recording the acquired loans at fair value as of the transaction date. The discount loan accretion is expected to accrete over a period of approximately 4.4 years.

(14)	Net adjustment to interest expense to eliminate Talmer’s net amortization of premiums on previously acquired time deposits and long-term debt and record estimated net accretion of discounts on acquired time deposits and long-term debt. The discount accretion on deposits and the net discount accretion on long-term debt is expected to be approximately 2 years and 15 years, respectively.

(15)	Adjustment to eliminate Talmer’s amortization of core deposit intangible asset of $1.2 million for the six months ended June 30, 2016 and recognize estimated core deposit intangible asset amortization of $4.2 million for the six months ended June 30, 2016. See item (5) above for information regarding Chemical’s amortization of core deposit intangible assets.

(16)	Recognize the tax impact of pro forma transaction-related adjustments at 35%.

(17)	Adjustment to eliminate Talmer’s average common shares outstanding during the six-month period ended June 30, 2016 and recognize the issuance of 31,749,497 shares of Chemical common stock based on Talmer’s 67,194,703 common shares outstanding at June 30, 2016 and the merger exchange ratio of 0.4725. Average diluted shares outstanding also includes the effect of dilutive stock options outstanding at June 30, 2016 that are assumed to be converted to options to purchase shares of Chemical common stock in accordance with the merger agreement and dilutive warrants of Talmer that were outstanding during the six-month period ended June 30, 2016.

Note 4—Merger Integration Costs

Merger and integration related costs are estimated to be $70 million on a combined pre-tax basis, with contractually obligated pre-tax merger costs of $28.4 million ($23.9 million net of tax) due at closing. Contractually obligated merger costs are reflected in the pro forma condensed combined balance sheet as part of the pro forma adjustments discussed in Note 3. Merger and integration related costs are not included in the pro forma condensed combined statement of income since they will be recorded in the combined results of operations as they are incurred prior to, or after completion of, the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented.

Note 5—Divestiture or Closure of Talmer and/or Chemical Branches

Chemical may choose to divest or consolidate branches after the completion of the transaction. The impact of branch divestitures or closures is excluded from the pro forma analysis as they are not expected to have a material effect on the information presented.

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